UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2005
Intervoice, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-15045	75-1927578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 454-8000
Not applicable
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On November 18, 2005, Intervoice, Inc., a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger to acquire Edify Corporation from S1 Corporation for approximately $33.5 million in cash. Edify Corporation is a Santa Clara, California-based company that provides enterprises with voice and speech solutions. The acquisition, which is subject to customary closing conditions, is expected to close in mid to late December 2005.
     Attached as Exhibit 99.1 hereto and incorporated by reference is the Company’s press release dated November 18, 2005 relating to the acquisition. The Company will timely file with the U.S. Securities and Exchange Commission a copy of the Agreement and Plan of Merger dated as of November 18, 2005 by and among S1 Corporation, Edify Corporation, Edify Holding Company, Inc., the Company and Arrowhead I, Inc. The foregoing description of the Agreement and Plan of Merger does not purport to be complete and is qualified in its entirety by reference to the attached exhibit.
Item 7.01. Regulation FD Disclosure
     The Company presently expects its revenues for its third quarter fiscal 2006 ending November 30, 2005 to be at the low end of the previously published estimate of $40 to $45 million.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.

Exhibit
Number	Exhibit Title

99.1	Press Release of the Company dated November 18, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
By:	/s/ Craig E. Holmes
Craig E. Holmes
Executive Vice President and Chief Financial Officer

Date: November 18, 2005

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	Press Release of the Company dated November 18, 2005.